FOR IMMEDIATE RELEASE	CONTACT: Christopher D. Morris
July 30, 2009	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today reported net earnings of $9.0 million for the second quarter ended June 28, 2009, compared to net earnings of $11.3 million in the second quarter of  2008. Diluted earnings per share decreased to $0.39 for the second quarter of 2009, compared to $0.47 in the second quarter of 2008. The decrease in diluted earnings per share between the two quarters was impacted by our repurchase of approximately 3.4 million shares of our common stock since the beginning of the second quarter of 2008. Total quarterly revenues decreased 4.0% to $184.8 million during the second quarter of 2009 from total quarterly revenues of $192.5 million in the second quarter of 2008. Comparable store sales for the second quarter of 2009 declined 5.4%.

Net earnings for the first six months of 2009 were $43.0 million compared to net earnings of $44.2 million in the first six months of 2008. Diluted earnings per share increased to $1.86 for the first six months of 2009, compared to $1.75 in the first six months of 2008. The increase in diluted earnings per share between the two periods was impacted by our repurchase of approximately 5.6 million shares of our common stock since the beginning of the first quarter of 2008. Total revenues for the first six months of 2009 were $432.9 million compared to total revenues of $437.7 million in the first six months of 2008.Comparable store sales for the first six months of 2009 declined 2.4%.

Michael Magusiak, President and Chief Executive Officer, stated that, “We believe our sales performance for the second quarter of 2009 reflects the impact of unprecedented negative external challenges including the difficult economic environment, as well as the impact of the Swine Flu during a portion of the second quarter. Our strategic approach to operating our business during these difficult times is to exit the recession financially stronger and with a better product, poised for growth as the economy improves.  Despite the challenging external environment, during the first six months of 2009 we have grown our diluted earnings per share over 6%, used $20.0 million to repurchase our shares, and reduced our outstanding debt by $54.3 million. We believe the combination of less debt, fewer shares and a substantially improved product through capital reinvestments and concept evolution, will position us well for the future.”

Business Outlook:
Due to the effects of the current difficult economic environment, sales visibility is low and the business outlook is uncertain. To assist investors with their financial models and illustrate the amount of cash flow the Company could generate despite a challenging economic environment, the Company has provided the following cash flow sensitivity analysis: assuming comparable store sales are in a range of down 2% to 6% for the remainder of fiscal 2009, the Company would expect operating cash flow and free cash flow for fiscal year 2009 to be in a range of $148 million to $157 million, and $83 million and $87 million, respectively.  It should be noted the Company is not projecting comparable store sales to be in this range, but rather providing the range solely for the purpose of the sensitivity analysis. The comparable store sales range was developed considering 2% is slightly better than the first half of fiscal 2009, and 6% is slightly worse than the second quarter of 2009.  Incorporated into this analysis are the following assumptions:

•	USDA forecast for cheddar block prices of $1.21 and $1.32 per pound in the third quarter and fourth quarter, respectively;

•	two new Company stores during the last six months of fiscal 2009, for a total of three new Company stores during 2009;
•	effective tax rate of 37.7% to 38.2% for the remainder of fiscal 2009;
•	total capital expenditures will range from $65.0 million to $70.0 million;
•	no changes in working capital associated with timing differences; and
•	fiscal year 2009 will be a 53 week year.

Second Quarter 2009 Conference Call:

The Company will host a conference call Thursday, July 30, 2009, at 3:30 p.m. Central Time to discuss its second quarter 2009 financial results and outlook for the remainder of the year. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available for a minimum of 90 days on the website.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Free Cash Flow. This non-GAAP financial measure presented in this earnings release should not be viewed as an alternative or substitute for the Company's reported GAAP results.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A limitation of using Free Cash Flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated  statement of cash flows in its Form 10-Q and Annual Report on Form 10-K. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

About CEC Entertainment, Inc.:
Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 544 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 496 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and the Company’s Form 10-Q filed on May 5, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Public health issues such as the H1N1 influenza A virus, commonly refined to as the “swine flu”;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Changes in financial accounting standards or our interpretations of existing standards; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 28,		June 29,		June 28,		June 29,
	2009		2008		2009		2008

REVENUES
Food and beverage sales	$91,123	49.3%	$96,783	50.3%	$219,602	50.7%	$220,988	50.5%
Entertainment and merchandise sales	92,676	50.2%	94,571	49.1%	211,257	48.8%	214,585	49.0%

Company store sales	183,799	99.5%	191,354	99.4%	430,859	99.5%	435,573	99.5%
Franchise fees and royalties	996	0.5%	1,140	0.6%	2,069	0.5%	2,097	0.5%

Total revenues	184,795	100.0%	192,494	100.0%	432,928	100.0%	437,670	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (as a percentage of food and beverage sales)	20,612	22.6%	22,892	23.7%	47,758	21.7%	51,157	23.1%
Cost of entertainment and merchandise (as a percentage of entertainment and merchandise sales)	8,360	9.0%	8,210	8.7%	19,124	9.1%	18,042	8.4%

	28,972	15.8%	31,102	16.3%	66,882	15.5%	69,199	15.9%
Labor expenses (as a percentage of Company store sales)	52,449	28.5%	54,436	28.4%	112,945	26.2%	116,672	26.8%
Depreciation and amortization (as a percentage of Company store sales)	19,040	10.4%	18,241	9.5%	37,954	8.8%	36,705	8.4%
Rent expense (as a percentage of Company store sales)	16,719	9.1%	16,357	8.5%	33,633	7.8%	32,853	7.5%
Other store operating expenses (as a percentage of Company store sales)	30,285	16.5%	27,811	14.5%	60,409	14.0%	58,449	13.4%

Total company store operating costs	147,465	80.2%	147,947	77.3%	311,823	72.4%	313,878	72.1%
Advertising expense	8,637	4.7%	7,902	4.1%	18,681	4.3%	18,021	4.1%
General and administrative expenses	11,738	6.4%	13,967	7.3%	26,255	6.1%	27,255	6.2%
Asset impairments	-	0.0%	137	0.1%	-	0.0%	137	0.0%

Total operating costs and expenses	167,840	90.8%	169,953	88.3%	356,759	82.4%	359,291	82.1%

Operating income	16,995	9.2%	22,541	11.7%	76,169	17.6%	78,379	17.9%

Interest expense, net	3,095	1.7%	4,063	2.1%	6,169	1.4%	7,896	1.8%

Income before income taxes	13,860	7.5%	18,478	9.6%	70,000	16.2%	70,483	16.1%

Income taxes	4,866	2.6%	7,170	3.7%	26,953	6.2%	26,264	6.0%

Net income	$8,994	4.9%	$11,308	5.9%	$43,047	9.9%	$44,219	10.1%

Earnings per share:
Basic	$0.39		$0.48		$1.88		$1.77
Diluted	$0.39		$0.47		$1.86		$1.75

Weighted average shares outstanding:
Basic	23,048		23,710		22,933		24,971
Diluted	23,214		24,110		23,104		25,277
______________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
Due to rounding, percentages may not add.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 28,	December 28,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$16,517	$17,769
Other current assets	51,448	60,988
Total current assets	67,965	78,757
Property and equipment, net	659,296	666,443
Other assets	2,236	2,240

Total assets	$729,497	$747,440

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$843	$806
Other current liabilities	76,950	85,694
Total current liabilities	77,793	86,500
Long-term debt, less current portion	358,594	413,252
Other liabilities	121,510	119,102
Total liabilities	557,897	618,854

Stockholders’ equity	171,600	128,586

Total liabilities and stockholders’ equity	$729,497	$747,440

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	June 28,	June 29,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,047	$44,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,422	36,843
Deferred income taxes	1,968	(1,487)
Stock-based compensation expense	4,183	2,602
Other adjustments	1,308	2,210
Changes in operating assets and liabilities:
Current assets	9,497	1,743
Current liabilities	(6,872)	17,552
Other operating activities	75	-

Net cash provided by operating activities	91,628	103,682

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(32,990)	(39,342)
Disposition of property and equipment	-	2,223
Other investing activities	(136)	(209)

Net cash used in investing activities	(33,126)	(37,328)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) line of credit	(54,250)	77,700
Exercise of stock options	14,749	17,089
Payment of taxes for returned restricted shares	(1,351)	(1,003)
Treasury stock acquired	(20,083)	(160,845)
Other financing activities	1,451	(497)

Net cash used in financing activities	(59,484)	(67,556)

Effect of foreign exchange rate changes on cash	(270)	-

Change in cash and cash equivalents	(1,252)	(1,202)

Cash and cash equivalents at beginning of period	17,769	18,373

Cash and cash equivalents at end of period	$16,517	$17,171

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Cash provided by operating activities	$9,882	$22,203	$91,628	$103,682
Less:
Capital expenditures	17,248	21,255	32,990	39,342
Free Cash Flow	$(7,366)	$948	$58,638	$64,340

The following table sets forth a reconciliation of estimated cash provided by operating activities to estimated Free Cash Flow for the period shown assuming certain comparable store sales figures. The Company provided these estimates to investors to illustrate cash flow sensitivity to changes in comparable store sales:

	Full Fiscal Year 2009
	Estimated †
	(Unaudited)

Cash provided by operating activities	$148,000	$157,000
Less:
Capital expenditures	65,000	70,000
Free Cash Flow	$83,000	$87,000

† Ranges are provided only to reflect possible variability and are not intended to sum to an estimated amount. Estimated amounts may not reconcile to historical GAAP results due to rounding.

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the non-GAAP financial measure presented in the table above provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business.  It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated statement of cash flows in its Form 10-Q and Annual Report on Form 10-K. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Number of Company-owned stores:
Beginning of period	495	490	495	490
New	1	1	1	1
Acquired from franchisees	-	-	-	-
Closed	-	(1)	-	(1)
End of period	496	490	496	490

Number of franchised stores:
Beginning of period	47	44	46	44
New	1	3	2	3
Acquired by the Company	-	-	-	-
Closed	-	-	-	-
End of period	48	47	48	47

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